Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of The Southern Company (Southern Company) and Southern Company Gas (formerly known as AGL Resources Inc.).
The Unaudited Pro Forma Condensed Combined Consolidated Statements of Income (pro forma statements of income) for the six months ended June 30, 2016 and the year ended December 31, 2015 give effect to the merger of a wholly-owned subsidiary of Southern Company, with and into Southern Company Gas, with Southern Company Gas continuing as the surviving corporation (the Merger), as if it were completed on January 1, 2015. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (pro forma balance sheet) as of June 30, 2016 gives effect to the Merger as if it were completed on June 30, 2016.
The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the Merger; (2) factually supportable; and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of Southern Company and Southern Company Gas. As such, the impact from Merger-related expenses is not included in the accompanying pro forma statements of income. The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or synergies that could result from the Merger.
The Merger will be accounted for as an acquisition of Southern Company Gas common shares by Southern Company and will follow the acquisition method of accounting for business combinations. The pro forma financial statements reflect a purchase price of $8.0 billion, of which $7.99 billion was paid in cash, based upon an offer of $66.00 per share for the outstanding common stock of AGL Resources, funded principally through the issuance of debt and common equity by Southern Company.
Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.
The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.
The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;

•	the consolidated financial statements of Southern Company as of and for the year ended December 31, 2015 included in Southern Company’s Annual Report on Form 10-K;

•
the consolidated financial statements of Southern Company as of and for the three months ended March 31, 2016 and as of and for the three and six months ended June 30, 2016 included in Southern Company’s Quarterly Reports on Form 10-Q;

•
the consolidated financial statements of Southern Company Gas as of and for the year ended December 31, 2015 included in Southern Company Gas’ Annual Report on Form 10-K and attached as Exhibit 99.1 to Southern Company’s Current Report on Form 8-K dated May 5, 2016;

•
the consolidated financial statements of Southern Company Gas as of and for the three months ended March 31, 2016 and as of and for the three and six months ended June 30, 2016 included in Southern Company Gas’ Quarterly Reports on Form 10-Q and attached as Exhibit 99.2 to Southern Company’s Current Report on Form 8-K dated May 5, 2016 and Exhibit 99.1 to Southern Company’s Current Report on Form 8-K dated August 8, 2016, respectively.

Southern Company
Unaudited Pro Forma Condensed Combined
Consolidated Statements of Income
For the Six Months Ended June 30, 2016

	Southern Company	Southern Company Gas	Pro Forma Adjustments		Pro Forma Combined
	(in millions, except per share data)
Operating Revenues:	$8,451	$1,905	$(17)	(a)(b)	$10,339

Operating Expenses:
Fuel	1,934	—	(10)	(a)	1,924
Purchased power	354	—	—		354
Cost of sales — gas operations	—	769	—		769
Cost of sales — other	77	—	—		77
Other operations and maintenance	2,206	510	(89)	(c)	2,627
Depreciation and amortization	1,110	206	4	(d)	1,320
Taxes other than income taxes	511	99	—		610
Estimated loss on Kemper IGCC	134	—	—		134
Total operating expenses	6,326	1,584	(95)		7,815

Operating Income	2,125	321	78		2,524

Other Income and (Expense):
Allowance for equity funds used during construction	98	—	—		98
Interest expense, net	(539)	(95)	(73)	(e)	(707)
Other income (expense), net	(57)	6	30	(c)	(21)
Total other income and (expense)	(498)	(89)	(43)		(630)
Earnings Before Income Taxes	1,627	232	35		1,894
Income taxes	494	87	24	(f)	605
Consolidated net income	1,133	145	11		1,289

Dividends on preferred and preference stock of subsidiaries	23	—	—		23
Net income attributable to noncontrolling interests	13	14	—		27

Consolidated Net Income After Dividends on Preferred and Preference Stock of Subsidiaries and Net Income Attributable to Noncontrolling Interests	$1,097	$131	$11		$1,239

Common Stock Data:
Earnings per share (EPS) —
Basic EPS	$1.19				$1.32
Diluted EPS	$1.18				$1.31
Average number of shares of common stock outstanding:
Basic	925		13	(g)	938
Diluted	931		13	(g)	944

Southern Company
Unaudited Pro Forma Condensed Combined
Consolidated Statements of Income
For the Year Ended December 31, 2015

	Southern Company	Southern Company Gas	Pro Forma Adjustments		Pro Forma Combined
	(in millions, except per share data)
Operating Revenues:	$17,489	$3,941	$(61)	(a)(b)	$21,369

Operating Expenses:
Fuel	4,750	—	(47)	(a)	4,703
Purchased power	645	—	—		645
Cost of goods sold — gas operations	—	1,645	—		1,645
Other operations and maintenance	4,416	958	(71)	(c)	5,303
Depreciation and amortization	2,034	397	8	(d)	2,439
Taxes other than income taxes	997	181	—		1,178
Goodwill impairment	—	14	—		14
Estimated loss on Kemper IGCC	365	—	—		365
Total operating expenses	13,207	3,195	(110)		16,292

Operating Income	4,282	746	49		5,077

Other Income and (Expense):
Allowance for equity funds used during construction	226	4	—		230
Interest expense, net	(817)	(173)	(194)	(e)	(1,184)
Other income (expense), net	(62)	9	14	(c)	(39)
Total other income and (expense)	(653)	(160)	(180)		(993)
Earnings Before Income Taxes	3,629	586	(131)		4,084
Income taxes	1,194	213	(45)	(f)	1,362
Consolidated net income	2,435	373	(86)		2,722

Dividends on preferred and preference stock of subsidiaries	54	—	—		54
Net income attributable to noncontrolling interests	14	20	—		34

Consolidated Net Income After Dividends on Preferred and Preference Stock of Subsidiaries and Net Income Attributable to Noncontrolling Interests	$2,367	$353	$(86)		$2,634

Common Stock Data:
Earnings per share (EPS) —
Basic EPS	$2.60				$2.82
Diluted EPS	$2.59				$2.81
Average number of shares of common stock outstanding:
Basic	910		24	(g)	934
Diluted	914		24	(g)	938

Southern Company
Unaudited Pro Forma Condensed Combined
Consolidated Balance Sheet
As of June 30, 2016

	Southern Company	Southern Company Gas	Pro Forma Adjustments		Pro Forma Combined
	(in millions)
Current Assets:
Cash and cash equivalents	$1,897	$15	$(27)	(h)	$1,885
Restricted cash and cash equivalents	7,963	—	(7,963)	(h)	—
Receivables	2,130	784	—		2,914
Accumulated provision for uncollectible accounts	(14)	(38)	—		(52)
Fossil fuel stock	798	398	—		1,196
Materials and supplies	1,210	29	—		1,239
Prepaid expenses	563	60	—		623
Other regulatory assets, current	531	47	—		578
Other current assets	71	179	—		250
Total current assets	15,149	1,474	(7,990)		8,633
Property, Plant, and Equipment:
Property, plant, and equipment	88,671	13,039	(353)	(i)	101,357
Less accumulated depreciation	24,778	2,891	—		27,669
Total property, plant, and equipment	63,893	10,148	(353)		73,688
Other Property and Investments:
Nuclear decommissioning trusts, at fair value	1,578	—	—		1,578
Leveraged leases	763	—	—		763
Goodwill	264	1,813	4,520	(j)	6,597
Intangibles	490	101	336	(k)	927
Miscellaneous property and investments	230	—	—		230
Total other property and investments	3,325	1,914	4,856		10,095
Deferred Charges and Other Assets:
Other regulatory assets, deferred	7,260	679	167	(l)	8,106
Other deferred charges and assets	1,246	273	—		1,519
Total deferred charges and other assets	8,506	952	167		9,625
Total Assets	$90,873	$14,488	$(3,320)		$102,041

Southern Company
Unaudited Pro Forma Condensed Combined
Consolidated Balance Sheet (continued)
As of June 30, 2016

	Southern Company	Southern Company Gas	Pro Forma Adjustments		Pro Forma Combined
	(in millions)
Current Liabilities:
Securities due within one year	$2,724	$575	$—		$3,299
Notes payable	1,372	114	—		1,486
Accounts payable	1,493	714	—		2,207
Customer deposits	408	143	—		551
Accrued expenses	1,264	221	—		1,485
Regulatory liabilities	115	156	—		271
Other current liabilities	1,138	282	—		1,420
Total current liabilities	8,514	2,205	—		10,719
Long-term Debt	35,368	3,709	552	(m)	39,629
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	12,563	1,992	(281)	(n)	14,274
Employee benefit obligations	2,485	513	211	(o)	3,209
Asset retirement obligations	4,129	3	—		4,132
Regulatory liabilities	1,672	1,627	—		3,299
Other deferred credits and liabilities	2,531	465	—		2,996
Total deferred credits and other liabilities	23,380	4,600	(70)		27,910
Total Liabilities	67,262	10,514	482		78,258

Redeemable Preferred Stock of Subsidiaries	118	—	—		118
Redeemable Noncontrolling Interest	47	41	119	(p)	207

Common Stockholders’ Equity:	22,015	3,933	(3,921)	(q)	22,027
Preferred and Preference Stock of Subsidiaries	609	—	—		609
Noncontrolling Interest	822	—	—		822
Total Stockholders’ Equity	23,446	3,933	(3,921)		23,458
Total Liabilities and Stockholders’ Equity	$90,873	$14,488	$(3,320)		$102,041

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Basis of Pro Forma Presentation
The pro forma statements of income for the six months ended June 30, 2016 and the year ended December 31, 2015 give effect to the merger as if it were completed on January 1, 2015. The pro forma balance sheet as of June 30, 2016 gives effect to the merger as if it were completed on June 30, 2016. The pro forma financial statements have been derived from the historical consolidated financial statements of Southern Company and Southern Company Gas. Assumptions and estimates underlying the pro forma adjustments are described in Note 2 herein. The pro forma adjustments included in Note 2 herein are preliminary and will be finalized as additional information becomes available and as additional analysis is performed. The final purchase price allocation, which is yet to be completed, may differ materially from the information presented herein.
The merger is reflected in the pro forma financial statements as being accounted for as an acquisition of Southern Company Gas by Southern Company. Under the acquisition method of accounting, the total estimated purchase price is calculated as described in Note 2 herein. The assets acquired and the liabilities assumed have been measured and presented at estimated fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the merger, including historical and current market data.
Southern Company Gas’ regulated gas distribution operations are subject to the retail rate-setting authority of various state regulatory commissions, which includes provisions in place that provide revenues to recover costs of service, including a carrying charge on most net assets and liabilities. For the net assets and liabilities earning a carrying charge, the carrying values approximate fair values and pro forma adjustments are not required.
Transaction costs of $119 million for the six months ended June 30, 2016 and $85 million for the year ended December 31, 2015 have been excluded from the pro forma statements of income as they reflect non-recurring charges directly related to the merger. Additionally, the pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies that could result from the merger.
Note 2. Adjustments to Pro Forma Financial Statements
Basis of Presentation. The pro forma financial statements have been prepared based on the amounts reported in the consolidated balance sheets of Southern Company and Southern Company Gas as of June 30, 2016 and the consolidated statements of income of Southern Company and Southern Company Gas for the six months ended June 30, 2016 and the year ended December 31, 2015. Certain financial statement line items included in Southern Company’s and Southern Company Gas’ historical presentation have been combined as allowed by U.S. Securities and Exchange Commission (SEC) Regulation S-X. The combination of line items has no material impact on the historical operating income, net income, total assets, liabilities, or shareholders’ equity reported by Southern Company or Southern Company Gas.

Preliminary Purchase Price Allocation. The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of Southern Company Gas’ assets and liabilities. The allocation of the preliminary purchase price is as follows:

(in millions)
Current assets	$1,474
Property, plant, and equipment	9,795
Goodwill	6,333
Intangible assets	436
Regulatory assets	846
Other assets	273
Current liabilities	(2,205)
Other liabilities	(4,529)
Long-term debt	(4,261)
Noncontrolling interests	(160)
Total purchase price	$8,002
Adjustments to Pro Forma Statements of Income

(a)
Operating Revenues and Fuel Expense–Reflects the elimination of sales and purchases between Southern Company and Southern Company Gas of $10 million and $47 million for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively.

(b)
Operating Revenues–Reflects the annual amortization of the fair value adjustment associated with various transport and storage executory contracts over a weighted-average life of 5 years. See adjustment (k) to the pro forma balance sheet for additional information.

(c)
Other Operations and Maintenance and Other Income (Expense), Net–Reflects the elimination of transaction costs incurred by Southern Company of $63 million for the six months ended June 30, 2016 ($33 million in Other Operations and Maintenance and $30 million in Other Income (Expense), Net) and $41 million for the year ended December 31, 2015 ($27 million in Other Operations and Maintenance and $14 million in Other Income (Expense), Net). Also reflects the elimination of transaction costs incurred by Southern Company Gas of $56 million for the six months ended June 30, 2016 and $44 million for the year ended December 31, 2015 in Other Operations and Maintenance. These costs have been eliminated as they will have no ongoing impact on the results of the combined entity.

(d)
Depreciation and Amortization–Reflects the amortization of identifiable intangible assets related to customer relationships and trade names on a straight-line basis (over weighted-average remaining lives of 8 to 18 years) and an adjustment to depreciation expense based on the valuation adjustment for property, plant, and equipment (over a weighted-average life of 30 years). See adjustments (k) and (i), respectively, to the pro forma balance sheet for additional information.

(e)
Interest Expense–Reflects additional interest expense of $91 million for the six months ended June 30, 2016 and $230 million for the year ended December 31, 2015 as a result of Southern Company borrowing $6.8 billion in May 2016 to fund the purchase of Southern Company Gas at the actual weighted average borrowing rate of 3.37%, which includes the impact of related interest rate derivative instruments.

Also reflects a reduction in interest expense of $18 million for the six months ended June 30, 2016 and $36 million for the year ended December 31, 2015 as a result of amortizing pro forma fair value adjustments of $385 million related to Southern Company Gas’ debt not associated with its regulated utilities over the estimated remaining life of the individual debt issuances, which range up to 27 years. No adjustment has been made to interest expense with respect to the fair value adjustment associated with the debt of Southern Company Gas’ regulated utilities. Accounting Standards Codification 980, Regulatory Operations, requires interest expense to equal the amount allowed to be collected in rates. As a result, the pro forma fair value adjustment related to the debt of Southern Company Gas’ regulated subsidiaries is offset by an increase in regulatory assets in the pro forma balance sheet. The amortization of the adjustment to regulatory assets will offset the reduction in interest expense associated with the fair value debt adjustment. See adjustments (l) and (m) to the pro forma balance sheet for additional information.

(f)	Income Taxes–Reflects the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 38.5 percent, after adjustment for nondeductible expenses.

(g)
Earnings Per Share–Pro forma earnings per share is computed as pro forma net income after dividends on preferred and preference stock and net income available to noncontrolling interests along with the pro forma impact of the issuance of an additional 24 million shares of Southern Company common stock in the first six months of 2016 for proceeds of $1.16 billion used to fund the purchase price of Southern Company Gas. The pro forma impact on the weighted average shares outstanding was 13 million shares for the six months ended June 30, 2016 and 24 million shares for the year ended December 31, 2015.

Adjustments to the Pro Forma Balance Sheet

(h)	Cash–Reflects the use of $7.99 billion of cash, including restricted cash, to fund a portion of the purchase price.

(i)	Property, Plant, and Equipment–Represents the fair value adjustment related to Southern Company Gas’ unregulated property, plant, and equipment.

(j)
Goodwill–Reflects the elimination of Southern Company Gas’ historical goodwill balance of $1.8 billion and the establishment of goodwill of $6.3 billion based on the preliminary estimate of the excess of the purchase price paid over the fair value of Southern Company Gas’ assets acquired and liabilities assumed, calculated as follows:

(in millions)
Purchase price	$8,002
Less: Fair value of net assets acquired	1,669
Less: Southern Company Gas’ existing goodwill	1,813
Pro forma goodwill adjustment	$4,520

(k)
Intangible Assets–Reflects the preliminary estimates of the incremental value of intangible assets consisting of customer relationship and trade names of $266 million and the fair value adjustment for transport and storage executory contracts of $70 million.

(l)
Regulatory Assets–Reflects a $167 million adjustment to offset the preliminary estimate of the fair value adjustment of debt at the regulated utilities of Southern Company Gas, which are assumed to continue collecting interest expense through regulated rates equal to the stated interest rate on currently outstanding debt.

(m)
Long-term Debt–Reflects the preliminary estimate of the fair value adjustment of $552 million to increase Southern Company Gas’ outstanding debt, $167 million of which is related to its regulated utilities and $385 million is associated with its unregulated businesses.

(n)
Deferred Income Taxes-Long-term–Reflects additional estimated deferred tax liabilities attributable to the fair value adjustments (excluding goodwill). Adjustment is based on the combined companies’ estimated post-merger composite statutory tax rate of 38.5 percent. The assumed effective tax rate does not take into account any possible future tax events that may impact the combined company.

(o)
Employee Benefit Obligations–Reflects an adjustment of $211 million to record Southern Company Gas’ pension benefits and other postretirement employee benefits’ plan assets and obligations at estimated fair values.

(p)	Redeemable Noncontrolling Interest–Reflects the fair value of Southern Company Gas’ redeemable noncontrolling interest in SouthStar Energy Services, LLC representing a 15% interest in the entity.

(q)
Common Stockholders’ Equity–Reflects the elimination of Southern Company Gas’ historical equity balance of $3.9 billion and additional purchase consideration of $12 million resulting from the exchange of Southern Company share-based payment awards for certain outstanding Southern Company Gas awards.